                                    EXHIBIT 1


Members of Group                                           Item 3 Classification
----------------                                           ---------------------

The Manufacturers Life Insurance Company                            IC

The Manufacturers Life Insurance Company (U.S.A.)                   IC

Manulife Financial Corporation                                      HC